SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        January 4, 2001
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600

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              (Registrant's Telephone Number, Including Area Code)

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Item 5.      Other Events.
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Earnings Forecast
------------------
The Company expects adjusted operating earnings (excluding special items) for the fourth quarter 2000 to be between 95 cents and $1.05 per share. The earnings estimate assumes an expected average price for West Texas Intermediate (WTI) crude oil of $32.65 per barrel and an average Henry Hub natural gas price of $5.50 per thousand cubic feet (mcf) in the fourth quarter. Pre-tax dry hole expenses are estimated at $55 to $60 million, which includes the Company's proportionate share of costs for the Dana Point well discussed below. The earnings estimate does not include any special items.


Gulf of Mexico Deepwater Drilling Results
-----------------------------------------
The Company concluded drilling operations at its deepwater exploration well on the Dana Point prospect in Walker Ridge Block 678 in the Gulf of Mexico.

The well was completed as a dry hole. Although the well reached its objectives and penetrated hydrocarbon-bearing zones, it did not appear to hold commercial quantities of pay. The well will be temporarily plugged and abandoned while the Company conducts a full evaluation of the well data. The well was drilled in 7,036 feet of water to a total depth of 26,850 feet in 119 days at an estimated gross cost of $51 million ($36 million net to Unocal). The Company is operator and holds an 80-percent working interest in Walker Ridge Block 678.

The company plans to move the Discoverer Spirit drillship to the Dendara prospect, located in Green Canyon Blocks 785 and 786, the next well in the Company's 2001 deepwater exploration program. The Company is operator and holds a 75-percent working interest in the two blocks.


Indonesia Deepwater Drilling Results
------------------------------------
The Company's Unocal Rapak, Ltd., subsidiary drilled a natural gas and crude oil discovery on the Ranggas prospect in the southern portion of the Rapak Production-Sharing Contract (PSC) area, offshore East Kalimantan, Indonesia.

The Ranggas-1 well was drilled to a total depth of 11,845 feet in 5,303 feet of water. The well encountered 250 feet of gas pay and 40 feet of oil pay. The discovery well is located on a new geologic structure approximately 28 miles southeast of Indonesia's first deepwater field, West Seno, which is currently being developed by the Company. Unocal Rapak, Ltd. expects to conduct delineation drilling on the structure, with additional results expected in March 2001.

Unocal Rapak, Ltd. is operator of the Rapak PSC and, pending approval of the Indonesia national oil company (Pertamina), holds an 80-percent working interest. Under the terms of the PSC, Unocal Rapak, Ltd., as a contractor to Pertamina, is entitled to varying shares of the oil and gas produced from commercial discoveries.

This filing contains certain forward-looking statements regarding the Company's earnings, commodity prices, exploration and drilling activities and dry hole costs. These statements are based upon Unocal's current expectations and are subject to a number of known and unknown risks and uncertainties. Actual results could differ materially as a result of factors discussed in Unocal's 1999 Annual Report on Form 10-K and subsequent reports.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  January 11, 2001                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller


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